Exhibit 99.1

Solventum Reports Fourth Quarter 2025 Financial Results and Introduces 2026 Full-Year Guidance

•Reported sales decreased 3.7%; organic sales increased 3.5%
•Introduces full-year 2026 organic sales growth, adjusted EPS and free cash flow guidance

ST. PAUL, Minn., Feb. 26, 2026 – Solventum (NYSE: SOLV) today reported financial results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter 2025 Highlights
•Sales of $2 billion decreased 3.7% on a reported basis; an increase of 3.5% on an organic basis
•GAAP diluted earnings per share of $0.36; adjusted diluted earnings per share of $1.57
•Operating cash flow of $96 million; free cash flow of $33 million

“Solventum’s fourth quarter results reflect another quarter of solid performance resulting in full year 2025 results ahead of our expectations for sales and EPS,” said Bryan Hanson, chief executive officer of Solventum. “We continue to deliver on our commitments; our underlying momentum and the intentional steps we’ve taken in our transformation journey demonstrate clear progress towards achieving our long-range plan.”

Fourth Quarter and Year Ended 2025 Financial Results

	Three months ended December 31,			Year ended December 31,
(Dollars in millions, except per share amounts)	2025	2024	Year over year change	2025	2024	Year over year change
Net sales	$1,998	$2,074	(3.7)%	$8,325	$8,254	0.9%
Selling, general and administrative expenses	$759	$784	(3.2)%	$3,080	$2,782	10.7%
Research and development expenses	$175	$199	(12.1)%	$739	$775	(4.6)%
Operating income margin	6.2%	6.6%	(40) bps	26.2%	12.6%	1,360 bps
Adjusted operating income margin[1]	19.9%	20.4%	(50) bps	20.5%	22.0%	(150) bps
Net income	$63	$30	110.0%	$1,556	$479	224.8%
Diluted earnings per share	$0.36	$0.17	111.8%	$8.88	$2.76	221.7%
Adjusted diluted earnings per share[1]	$1.57	$1.41	11.3%	$6.11	$6.70	(8.8)%
Net cash provided by operating activities	$96	$219	(56.2)%	$369	$1,185	(68.9)%
Free cash flow[1]	$33	$92	(64.1)%	$(10)	$805	(101.2)%

Organic sales growth in the quarter reflects positive performance from all segments, primarily driven by results of the Infection Prevention and Surgical Solutions business within MedSurg as well as Dental Solutions.

GAAP and adjusted operating income margin remained largely consistent with prior year. On an adjusted basis, operating expense savings and the accretive benefit of the Purification and Filtration divestiture more than offset incremental tariff headwinds. Debt paydown following the sale of Purification and Filtration was the primary driver of the increase to adjusted earnings per share.

1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.

Segment and Total Company Net Sales for Fourth Quarter*
	Three months ended December 31,		Increase/(Decrease)
(Dollars in millions)	2025	2024	Reported Growth	Currency Impact	Constant Currency[2]	Other[3]	Organic Growth
Advanced Wound Care	$483	$466	3.8%	1.5%	2.2%	0.5%	1.7%
Infection Prevention and Surgical Solutions	752	708	6.2	2.0	4.2	—	4.2
MedSurg	1,235	1,174	5.2	1.8	3.4	0.2	3.2
Dental Solutions	343	315	8.6	2.8	5.9	—	5.9
Health Information Systems	348	336	3.7	0.5	3.2	—	3.2
Total business segment net sales	1,926	1,825
Purification and Filtration	—	177	NM	NM	NM	NM	NM
All Other[4]	72	72	0.2	0.8	(0.6)	—	(0.6)
Total Company	$1,998	$2,074	(3.7)%	1.7%	(5.4)%	(8.9)%	3.5%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum. “NM” reflects results considered not meaningful due to sale of the Purification and Filtration business in September 2025.

2 Constant currency represents the change in net sales absent the impact on sales from foreign currency translation.

3 Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Acquisitions include sales from the December 2025 acquisition of Acera. Divestitures primarily represents lost sales from the Company’s Purification and Filtration business that was sold in September 2025.

4 All Other includes the drinking water business, which was previously reported within Purification and Filtration, and sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at Spin-Off.

Full-Year 2026 Guidance
Solventum is providing its full year 2026 guidance as follows:

•Organic sales growth of +2.0% to +3.0%; +3.0% to +4.0% excluding ~100bps of SKU exit impact
•Adjusted EPS of $6.40 to $6.60
•Free cash flow of ~$200M

Organic sales, adjusted diluted EPS and free cash flow amounts included in Solventum’s full-year guidance are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items.

Please note Solventum's Q1 2024 results were reported on a carve-out basis.

See the “Non-GAAP Financial Measures” section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Solventum will host a conference call today, Feb. 26, at 4:30 p.m. Eastern Time to discuss its fourth quarter financial results and provide a fiscal year 2026 outlook. The conference call can be accessed via audio webcast at investors.solventum.com or by dialing (800) 715-9871 within the U.S. or +1 (646) 307-1963 for international callers, using the conference ID 6342275.

A replay of the webcast, along with the earnings press release, slides highlighting the results, and supplemental financial disclosures, will also be available at the same link on the Investor Relations section of the company’s website.

Forward-Looking Statements
This news release contains forward-looking information about Solventum that contains or incorporates by reference statements that relate to future events and expectations, including financial results, estimates and business prospects, including guidance for 2026, that constitute forward-looking statements that involve risk and uncertainties. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially from those described in our forward-looking statements are the following: (1) any failure by the 3M Company (“3M”) to perform any of its obligations under the various separation agreements in connection with the separation from 3M (the “Spin-Off”); (2) any failure to realize the expected benefits of the Spin-Off; (3) a determination by the IRS or other tax authorities that the Spin-Off or certain related transactions should be treated as taxable transactions; (4) financing transactions undertaken in connection with the Spin-Off and risks associated with additional indebtedness; (5) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Spin-Off will exceed Solventum’s estimates; (6) the impact of the Spin-Off on its businesses and the risk that the Spin-Off may be more difficult, time-consuming or costly than expected, including the impact on its resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties; (7) the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, and other events beyond Solventum’s control; (8) the deployment of artificial intelligence and other emerging technologies in Solventum’s products and services or a failure to adapt products and services to such technologies; (9) public health crises; (10) damage to our reputation or our brands; (11) risks from acquisitions, strategic alliances, divestitures and other strategic events, including integration; (12) the success of Solventum's restructuring program; (13) Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings; (14) exposure to interest rate and currency risks; (15) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (16) reduction in customers’ research budgets or government funding; (17) the timing and market acceptance of Solventum’s new product and service offerings; (18) ongoing working relationships with certain key healthcare professionals; (19) changes in reimbursement practices of governments or private payers or other cost containment measures; (20) Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions, and disruptive factors; (21) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, Foreign Corrupt Practices Act and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (22) potential liabilities related to a broad group of perfluoroalkyl and polyfluoroalkyl substances, collectively known as “PFAS”; (23) climate change and measures to address climate change; (24) risks related to the highly regulated environment in which Solventum operates; (25) risks related to government contracts, public procurement and government reimbursement; (26) risks associated with product liability claims; (27) security breaches and other disruptions to information technology infrastructure; (28) Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property rights; (29) any inability to retain key personnel and qualified employees; and (30) our anti-takeover provisions may limit shareholder power.

The above list is not exhaustive or necessarily set forth in the order of importance. Forward-looking statements are based on certain assumptions and expectations of future events and trends, and actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. A further description of these factors is located under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Solventum’s periodic reports on file with the U.S. Securities & Exchange Commission. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic sales growth, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted diluted earnings per share, and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q4 2025 financial statements and financial information, including reconciliations of non-GAAP financial measures, are available on Solventum’s website: investors.solventum.com.
About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients’ lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
investors@solventum.com

Solventum Media Contact:
news@solventum.com

Solventum Corporation
CONSOLIDATED STATEMENTS OF INCOME*
(Dollars in millions, except per-share data)
(Unaudited)

	Three months ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
Net sales of product	$1,490	$1,581	$6,349	$6,348	$6,296
Net sales of software and rentals	508	493	1,976	1,906	1,901
Total net sales	1,998	2,074	8,325	8,254	8,197
Cost of product	855	830	3,402	3,172	3,023
Cost of software and rentals	116	125	472	489	481
Gross profit	1,027	1,119	4,451	4,593	4,693
Selling, general and administrative expenses	759	784	3,080	2,782	2,299
Research and development expenses	175	199	739	775	758
Gain on sale of business	(31)	—	(1,549)	—	(56)
Operating income	124	136	2,181	1,036	1,692
Interest expense, net	51	107	347	367	—
Loss on debt extinguishment, net	—	—	82	—	—
Other expense (income), net	14	16	39	64	25
Income before income taxes	58	13	1,713	605	1,667
Provision for (benefit from) income taxes	(5)	(18)	157	127	321
Net Income	$63	$30	$1,556	$479	$1,346

Earnings per share:
Basic earnings per share	$0.36	$0.17	$8.94	$2.77	$7.79
Diluted earnings per share	0.36	0.17	8.88	2.76	7.79
Weighted-average number of shares outstanding:
Basic	174.4	173.4	174.1	173.2	172.7
Diluted	175.7	174.5	175.3	173.7	172.7
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONSOLIDATED BALANCE SHEETS*
(Dollars in millions, except per-share data)
(Unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$878	$762
Accounts receivable — net of allowances of $87 and $86	1,034	1,044
Due from related parties	150	185
Inventories
Finished goods	636	539
Work in process	201	190
Raw materials and supplies	229	236
Total inventories	1,066	965
Other current assets	731	293
Total current assets	3,859	3,249
Property, plant and equipment — net	1,326	1,622
Goodwill	5,704	6,377
Intangible assets — net	2,592	2,544
Other assets	814	665
Total assets	$14,294	$14,457
Liabilities
Current liabilities
Short-term borrowings and current portion of long-term debt	$—	$200
Accounts payable	687	618
Due to related parties	435	272
Unearned revenue	621	572
Other current liabilities	1,393	1,041
Total current liabilities	3,136	2,703
Long-term debt	5,035	7,810
Pension and postretirement benefits	363	350
Deferred income taxes	164	225
Other liabilities	547	410
Total liabilities	$9,245	$11,498

Equity
Common stock, par value $0.01 per share, 750,000,000 shares authorized	$2	$2
Shares issued and outstanding - December 31, 2025: 173,490,864
Shares issued and outstanding - December 31, 2024: 172,785,606
Additional paid-in capital	3,876	3,771
Retained earnings	1,797	242
Accumulated other comprehensive income (loss)	(625)	(1,056)
Total equity	5,049	2,959
Total liabilities and equity	$14,294	$14,457
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS*
(Dollars in millions)
(Unaudited)

	Twelve months ended December 31,
	2025	2024	2023
Cash Flows from Operating Activities
Net income	$1,556	$479	$1,346
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	489	555	561
Pension and postretirement benefit expense	62	34	41
Stock-based compensation expense	161	112	39
Gain on sale of business	(1,549)	—	(56)
Transaction costs	(111)	—	—
Deferred income taxes	(120)	(155)	(142)
Changes in assets and liabilities
Accounts receivable	34	43	(129)
Due from related parties	44	233	—
Inventories	(139)	(132)	23
Accounts payable	104	266	105
Due to related parties	(11)	(395)	—
Accrued compensation	43	78	142
All other operating activities — net	(194)	67	(15)
Net cash provided by operating activities	369	1,185	1,915

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(379)	(380)	(290)
Acquisitions, net of cash acquired	(696)	—	—
Proceeds from sale of business	3,890	—	60
Other — net	(18)	—	—
Net cash provided by (used in) investing activities	2,797	(380)	(230)

Cash Flows from Financing Activities
Repayment of debt	(3,070)	(300)	—
Net transfers to 3M	(33)	(8,251)	(1,553)
Proceeds from long-term debt, net of issuance costs	—	8,303	—
Other — net	46	8	1
Net cash used in financing activities	(3,057)	(240)	(1,552)

Effect of exchange rate changes on cash and cash equivalents	7	3	—
Net increase (decrease) in cash and cash equivalents	116	568	133
Cash and cash equivalents at beginning of year	762	194	61
Cash and cash equivalents at end of year	$878	$762	$194
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
SALES CHANGE ANALYSIS*
(Dollars in millions)
(Unaudited)

Segment and Total Company Net Sales for the Years Ended
	Twelve months ended December 31,		Increase/(Decrease)
	2025	2024	Reported Growth	Currency Impact	Constant Currency[2]	Other[3]	Organic Growth
Advanced Wound Care	$1,883	$1,835	2.6%	0.5%	2.1%	0.1%	2.0%
Infection Prevention and Surgical Solutions	2,934	2,802	4.7	0.5	4.2	(0.4)	4.5
MedSurg	4,817	4,637	3.9	0.6	3.3	(0.2)	3.5
Dental Solutions	1,349	1,295	4.2	1.1	3.1	(0.2)	3.3
Health Information Systems	1,360	1,306	4.1	0.2	3.9	—	4.0
Total business segment net sales	7,526	7,238
Purification and Filtration	497	709	(29.9)	1.1	(31.0)	(36.5)	5.5
All Other[4]	302	306	(1.5)	0.3	(1.8)	4.3	(6.1)
Total Company	$8,325	$8,254	0.9%	0.6%	0.3%	(3.0)%	3.3%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
2 Constant currency represents the change in net sales absent the impact on sales from foreign currency translation.

3 Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Acquisitions include sales of Acera that was acquired in December 2025, non-healthcare related supply agreements that conveyed from 3M to the Company at Spin-Off and sales from new supply agreements with 3M that commenced at Spin-Off. Divestiture impacts include lost sales from the Company’s Purification and Filtration business that was sold in September 2025, certain health care businesses retained by 3M India in connection with the Spin-Off, as well as impacts from other immaterial divested businesses.

4 All Other includes the drinking water business, which was previously reported within the Purification and Filtration, and sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at Spin-Off.

Solventum Corporation and Subsidiaries*
BUSINESS SEGMENTS
(Unaudited)
The Company’s operating activities are primarily managed through three segments: MedSurg, Dental Solutions, and Health Information Systems.
•MedSurg provides:
◦advanced wound care products such as negative pressure wound therapy, advanced wound dressings, advanced skin care, and synthetic tissue matrices; and
◦infection prevention and surgical solutions products, such as I.V. site management, sterilization assurance, temperature management, surgical supplies, medical tapes and wraps, stethoscopes, medical electrodes, and medical technologies Original Equipment Manufacturer (“OEM”).
•Dental Solutions provides dental and orthodontic products, including brackets, aligners, restorative cements, and bonding agents that span the “life of the tooth,” including products designed for preventative dental care, direct and indirect restoration, and broad orthodontic needs.
•Health Information Systems provides healthcare systems with software solutions – including computer-assisted physician documentation, direct-to-bill and coding automation, classification methodologies, speech recognition, and data visualization platforms – that are designed to eliminate revenue cycle waste, create more time for patient care, and support value-based care.
Purification and Filtration consists of filters and membranes for biopharmaceutical and medical technologies, as well as microelectronics and food and beverage that were reported prior to the sale of the business in September 2025.
All Other primarily consists of the Water Business that was retained after the sale of the Purification and Filtration Business. All Other also includes sales and cost of sales related to our agreements to supply 3M and other supply agreements assumed by the Company at Spin-Off related to legacy 3M businesses, which were historically included within Corporate and Unallocated.

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES*
	Three months ended December 31, 2025			Three months ended December 31, 2024

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
Advanced Wound Care	$483			$466
Infection Prevention and Surgical Solutions	752			708
MedSurg	1,235	191	15.5%	1,174	$208	17.8%
Dental Solutions	343	84	24.4	315	73	23.3
Health Information Systems	348	133	38.3	336	114	34.1
Total reportable segment net sales and operating income	1,926	408		1,825	395
Purification and Filtration	—	—	—	177	12	6.8
All Other	72	11	15.3	72	6	8.3
Amortization Expense		(77)			(88)
Corporate and Unallocated		(218)			(189)
Total Company	$1,998	$124	6.2%	$2,074	$136	6.6%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation and Subsidiaries
BUSINESS SEGMENTS – (CONTINUED)*
(Unaudited)

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES*
	Twelve months ended December 31, 2025			Twelve months ended December 31, 2024

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
Advanced Wound Care	$1,883			$1,835
Infection Prevention and Surgical Solutions	2,934			2,802
MedSurg	4,817	$810	16.8%	4,637	$887	19.1%
Dental Solutions	1,349	346	25.6	1,295	350	27.0
Health Information Systems	1,360	496	36.5	1,306	431	33.0
Total reportable segment net sales and operating income	7,526	1,652		7,238	1,668
Purification and Filtration	497	96	19.3	709	74	10.4
All Other	302	42	13.9	306	30	9.8
Amortization Expense		(312)			(349)
Corporate and Unallocated		702			(387)
Total Company	$8,325	$2,181	26.2%	$8,254	$1,036	12.6%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the Company uses non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) adjusted operating income and adjusted operating income margin, (2) adjusted diluted earnings per share, and (3) free cash flow. Management believes that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, separation-related impacts due to the sale of the Purification and Filtration business, gain on sale of businesses, and acquisition-related costs. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The company believes adjusted operating income and adjusted operating income margin provide investors with visibility into the company’s unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted operating income should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted diluted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted diluted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, legal entity restructuring costs, separation-related impacts due to the sale of the Purification and Filtration business, gain on sale of businesses, acquisition-related costs, and loss on debt extinguishment, net. The company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the company evaluates the business. However, adjusted earnings per share should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Three months ended December 31, 2025
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$1,998	$971	51.4%	$934	$124	6.2%	$65	$58	$63	$0.36	(8.3)%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets		—	—	(77)	77	3.8	—	77	65	0.37
Restructuring costs (a)		(1)	—	(51)	52	2.6	—	52	40	0.23
3M spin-off and separation-related costs (b)		(42)	2.1	(104)	146	7.3	—	146	111	0.63
Certain litigation-related costs (d)		—	—	(22)	22	1.1	—	22	16	0.09
Purification and Filtration separation-related (e)		1	—	4	(5)	(0.3)	—	(5)	(5)	(0.03)
Gain on sale of business(f)		—	—	—	(31)	(1.6)	—	(31)	(22)	(0.13)
Acquisition-related costs(g)		—	—	(12)	12	0.6	—	12	9	0.05
Non-GAAP	$1,998	$929	53.5%	$672	$397	19.9%	$65	$332	$277	$1.57	16.6%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

	Three months ended December 31, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,074	$955	54.0%	$983	$136	6.6%	$123	$13	$30	$0.17	(142.0)%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets		—	—	(88)	88	4.2	—	88	73	0.42
Restructuring costs (a)		(23)	1.0	(42)	65	3.1	—	65	53	0.30
3M spin-off and separation-related costs (b)		(24)	1.2	(108)	132	6.4	—	132	99	0.57
Legal entity restructuring (c)		—	—	—	—	—	—	—	(10)	(0.06)
Non-GAAP	$2,074	$908	56.2%	$745	$422	20.4%	$123	$299	$247	$1.41	17.4%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)2025 restructuring costs primarily related to the Company’s Transform for the Future program. Includes employee termination costs of $42 million and other costs of $11 million, which includes third-party consulting and compensation for employees dedicated to the program. 2024 restructuring costs primarily relate to the Company’s Solventum Way program. Includes employee termination costs of $46 million and other costs of $16 million, which includes asset write-offs and other contractual third party termination costs.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Reflects the tax impacts for legal entity restructuring in connection with the separation from 3M.
(d)Consists of charges and recoveries related to certain litigation business and related transaction cost.
(e)Costs related to the separation of the Company’s Purification and Filtration business, including legal, finance and tax advisory, and information technology-related.
(f)Primarily related to the sale of a business within the Company’s Health Information Systems clinician solutions portfolio.
(g)Transaction costs and employee retention related to the acquisition of Acera Surgical.

5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Consolidated Statements of Income and represents the total company cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Consolidated Statements of Income and represents the total company other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net, loss on debt extinguishment, net, and other expense (income), net line items from the Consolidated Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Twelve months ended December 31, 2025
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$8,325	$3,874	53.5%	$3,819	$2,181	26.2%	$468	$1,713	$1,556	$8.88	9.2%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(312)	312	3.7	—	312	264	1.50
Restructuring costs (a)	—	(10)	0.1	(70)	80	1.0	—	80	60	0.34
3M spin-off and separation-related costs (b)	—	(139)	1.7	(439)	579	7.0	—	579	444	2.54
Certain litigation-related costs (d)	—	—	—	(51)	51	0.6	—	51	38	0.22
Purification and Filtration separation-related (e)	—	1	—	(45)	44	0.5	—	44	33	0.19
Gain on sale of business(f)	—	—	—	—	(1,549)	(18.6)	—	(1,549)	(1,397)	(7.97)
Loss on debt extinguishment, net(h)	—	—	—	—	—	—	(82)	82	62	0.35
Acquisition-related costs(g)				(12)	12	0.1	—	12	9	0.05
Non-GAAP	$8,325	$3,725	55.2%	$2,890	$1,709	20.5%	$386	$1,324	$1,070	$6.11	19.1%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

	Twelve months ended December 31, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[5]	Gross Margin %	Operating Expenses[6]	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$8,254	$3,661	55.6%	$3,557	$1,036	12.6%	$431	$605	$479	$2.76	20.9%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(349)	349	4.2	—	349	291	1.68
Restructuring costs (a)	—	(28)	0.3	(50)	78	0.9	—	78	61	0.35
3M spin-off and separation-related costs (b)	—	(74)	0.9	(275)	349	4.2	(38)	387	306	1.76
Legal entity restructuring (c)	—	—	—	—	—	—	—	—	25	0.14
Non-GAAP	$8,254	$3,559	56.9%	$2,882	$1,812	22.0%	$392	$1,419	$1,162	$6.70	18.1%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)2025 restructuring costs primarily related to the Company’s Transform for the Future program and Solventum way program. Includes employee termination costs of $70 million and other costs of $10 million, which includes third-party consulting and compensation for employees dedicated to the program. 2024 restructuring costs primarily relate to the Company’s Solventum Way program. Includes employee termination costs of $62 million and other costs of $16 million, which includes asset write-offs and other contractual third party termination costs.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Reflects the tax impacts for legal entity restructuring in connection with the separation from 3M.
(d)Consists of charges and recoveries related to certain litigation business and related transaction cost.
(e)Costs related to the separation of the Company’s Purification and Filtration business, including legal, finance and tax advisory, and information technology-related.
(f)Gain on sale of the Purification and Filtration business, net of applicable tax impacts, in addition to a business in the Health Information Systems business .
(g)Transaction and employee retention costs related to the acquisition of Acera Surgical.
(h)Premium paid and related expenses incurred in connection with tender of debt, net of gains from related interest rate hedging contracts.

5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Consolidated Statements of Income and represents the total company cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Consolidated Statements of Income and represents the total company other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net, loss on debt extinguishment, net, and other expense (income), net line items from the Consolidated Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the company uses these measures as an indication of the strength of the company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
Major GAAP Cash Flow Categories	2025	2024	2025	2024
Net cash provided by operating activities	$96	$219	$369	$1,185
Net cash provided by (used in) investing activities	(746)	(127)	2,797	(380)
Net cash used in financing activities	(115)	(104)	(3,057)	(240)

Free Cash Flow (non-GAAP measure)
Net cash provided by operating activities	$96	$219	$369	$1,185
Purchases of property, plant and equipment	(63)	(127)	(379)	(380)
Free cash flow	33	92	(10)	805
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.